Exhibit 99.1 Sealed Air Corporation 8215 Forest Point Blvd. Charlotte, NC 28273

For release: October 27, 2016

SEALED AIR REPORTS THIRD QUARTER 2016 RESULTS

●	Third Quarter 2016 Sales of $1.7 Billion, Net Income of $163 Million and Reported EPS of $0.83

●	Third Quarter 2016 Adjusted EPS of $0.71 and Adjusted EBITDA of $304 Million or 17.7% of Net Sales

●	Updated Outlook for Full Year 2016; Re-affirmed $550 million Free Cash Flow Guidance

●	Announced on October 17, 2016 Plan to Pursue Tax-Free Spin-Off of Diversey Care and Related Hygiene Solutions Business

CHARLOTTE, N.C., October 27, 2016 – Sealed Air Corporation (NYSE: SEE) today announced financial results for third quarter 2016.  Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “In the third quarter, we delivered strong margin performance and cash flow generation as a result of our operating discipline and focus on working capital management.  As we were expecting, we experienced notable increasing demand for our protein packaging, e-Commerce and advanced hygiene solutions in North America and targeted countries throughout Europe and Asia. These positive trends were offset by macro headwinds in emerging countries, Australia and the industrial market.  Despite softer sales growth in the quarter and for the full year 2016, we continue to expect performance to improve on both the top and bottom line in Q4 and throughout 2017 as we continue building a robust pipeline for our innovative solutions and capitalize on end market growth opportunities.”

Peribere continued, “Since 2013, we have made significant progress improving the quality of earnings, delivering leading innovations to our customers, and building a performance-based winning culture.  As we look beyond 2016, we believe pursuing a tax-free spin-off of Diversey Care and our related hygiene business is the next step in our strategic transformation and will enable us to unlock meaningful value for customers and shareholders.  This transaction would create two industry-leading, publicly-traded companies with unique and compelling investment opportunities, accelerated growth strategies and disciplined, returns-based approaches to capital allocation.”

Unless otherwise stated, all results compare third quarter 2016 results to third quarter 2015 results. Year-over-year financial discussions present operating results as reported, and on an organic or constant dollar basis.  Constant dollar refers to unit volume and price/mix performance and excludes the impact of currency translation from all periods referenced. Organic refers to unit volume and price/mix performance and excludes the impact of currency translation and the results from the divestiture of the North American foam trays and absorbent pads business, which was divested on April 1, 2015, and the divestiture of the European food trays business in November 2015 (together “divestitures”), from all periods referenced. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Adjusted Tax Rate, exclude the impact of special items, such as restructuring charges, charges related to ceasing operations in Venezuela, cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition and certain other infrequent or one-time items.  Please refer to the financial statements included with this press release for a reconciliation of Non-U.S. GAAP to U.S. GAAP financial measures.

Third Quarter 2016 Highlights

●

Food Care net sales of $815 million decreased 2.6% as reported. Currency had a negative impact on Food Care net sales of 2.0%, or $17 million, and the divestiture had a negative impact of 1.8%, or $15 million. On an organic basis, net sales increased 1.2% due to favorable price/mix of 1.3% and relatively flat volume growth. Volume growth of more than 3% in North America and positive trends in EMEA were offset by weakness in Latin America, and Asia Pacific. Adjusted EBITDA of $173 million or 21.2% of net sales was attributable to favorable price/cost spread and restructuring savings, which were partially offset by higher non-material manufacturing expenses, unfavorable currency translation and divestitures of non-core assets.

●

Diversey Care net sales of $497 million decreased 0.8% as reported and increased 1.5% on a constant dollar basis. Currency had a negative impact on Diversey Care net sales of 2.3%, or $12 million in the quarter. Price/mix of 2.8%, which was favorable across all the regions, was partially offset by lower volumes of 1.3%. North America, Europe and Asia Pacific delivered positive volume trends that were offset by declines in MEA and Latin America. Diversey Care’s Adjusted EBITDA was $65 million or 13.0% of net sales. Adjusted EBITDA performance was attributable to favorable price/cost spread and restructuring savings, which were offset by targeted investments in marketing and research and development, salary and wage inflation and lower volumes.

●

Product Care net sales of $389 million in the third quarter were relatively flat as reported and on a constant dollar basis. Currency had a negative impact on Product Care net sales of 0.5%, or $2 million. Sales volume increased 2.6%, which was offset by unfavorable price/mix of 2.3%. North America volumes were up 6% as a result of continued strength in e-Commerce offset by rationalization efforts and ongoing weakness in the industrial market. Adjusted EBITDA was $88 million or 22.7% of net sales.  Adjusted EBITDA performance was primarily related to higher volumes.

Tax-Free Spin-Off of Diversey Care and Related Hygiene Business

On October 17, 2016, Sealed Air announced a plan to pursue the tax-free spin-off of its Diversey Care division and the food hygiene and cleaning business within its Food Care division (together “New Diversey”). The tax-free spin-off would create two independent companies, New Sealed Air (the remaining Sealed Air business) and New Diversey, each with an enhanced strategic focus, simplified operating structure, distinct investment identity and strong financial profile.

Under the spin-off plan, if effectuated, Sealed Air’s shareholders would own 100% of the common stock of New Diversey following completion of the spin-off. The spin-off company would be led by Dr. Ilham Kadri, currently President of Diversey Care. The transaction is expected to be completed in the second half of 2017, subject to final approval by Sealed Air’s Board of Directors, as well as satisfaction of customary conditions, including the effectiveness of appropriate filings with the U.S. Securities and Exchange Commission (“SEC”), and it is intended to qualify as a tax-free distribution to Sealed Air shareholders for U.S. federal income tax purposes. Sealed Air anticipates filing a Form 10 relating to the transaction with the SEC as early as the first quarter of 2017.

Third Quarter 2016 U.S. GAAP Summary

Net sales of $1.7 billion decreased 1.7% on an as reported basis. Currency had a negative impact on total net sales of 1.8%, or $31 million, and the Food Care divestitures had a negative impact on total sales of 0.8%, or $15 million, in the third quarter 2016. As reported, net sales in North America increased 1.6%, EMEA declined 5.8% and Latin America and Asia Pacific also declined 2.9% and 0.6%, respectively.

Net income on a reported basis was $163 million, or $0.83 per diluted share as compared to $87 million, or $0.42 per diluted share in the third quarter 2015. Net earnings in the third quarter 2016 were favorably impacted by $24 million of special items, primarily related to the release of certain tax reserves, as described more fully below, partially offset by restructuring charges and other restructuring associated costs. Net earnings in the third quarter 2015 included $57 million of special items, primarily consisting of restructuring and other restructuring associated costs, as well as a tax reserve recorded in relation to the tax refund received on the Settlement agreement (as defined in our 2015 Annual Report on Form 10-K), partially offset by the release of certain tax reserves recorded at the time of the Diversey Holdings, Inc. acquisition, for which the statute of limitations had expired.

The effective tax rate in the third quarter of 2016 was 5.5%, compared to the effective tax rate of 31.3% in the third quarter of 2015. The effective tax rate was favorably impacted by $32 million related to the release of certain tax reserves recorded at the time of the Diversey Holdings, Inc. acquisition, for which the statute of limitations had expired.

Third Quarter 2016 Non-U.S. GAAP Summary

Net sales on an organic basis increased 0.9%. On a constant dollar basis, Latin America was up 8.7% followed by North America, which delivered constant dollar sales growth of 1.6%. Volume growth in North America and Europe were offset by declines in MEA and Asia Pacific. Organic sales in EMEA and Asia Pacific declined 0.5% and 3.1%, respectively.

Adjusted EBITDA for the third quarter 2016 was $304 million, or 17.7% of net sales. This margin performance was attributable to a favorable price/cost spread and restructuring savings, partially offset by $4 million of unfavorable currency translation, divestitures of $3 million as well as salary and wage inflation and higher non-material manufacturing expenses.

Adjusted EPS was $0.71 for the third quarter 2016. This compares to Adjusted EPS of $0.70 in the third quarter 2015. The Adjusted Tax Rate was 23.1% in the third quarter 2016, compared to 18.8% in the third quarter 2015. The Adjusted Tax Rate in the third quarter of 2016 was negatively impacted by an increase in valuation allowances on foreign tax credits.

Cash Flow and Net Debt

Cash flow provided by operating activities in the nine months ended September 30, 2016 was $470 million, which is net of $51 million of restructuring payments. This compares with cash provided by operating activities of $701 million in the nine months ended September 30, 2015. In March 2015, the Company received a tax refund of $235 million related to the payment of funds in connection with the Settlement agreement. Excluding the tax refund, cash flow provided by operating activities in the first nine months of 2015 was $466 million, which is net of $72 million of restructuring and $20 million of SARs payments.

Capital expenditures increased to $190 million, as planned, in the nine months ended September 30, 2016 and compared to $112 million in the nine months ended September 30, 2015.  Free Cash Flow, defined as net cash provided by (used in) operating less capital expenditures, was an inflow of $280 million in the nine months ended September 30, 2016. This compares to an inflow of $353 million in the nine months ended September 30, 2015, excluding the tax refund related to the payment of funds in connection with the Settlement agreement.

Compared to December 31, 2015, the Company’s net debt increased $132 million to $4.3 billion as of September 30, 2016. This increase in borrowings primarily resulted from a use of working capital, higher capital expenditures, and amounts paid for share repurchases and dividends.

During the third quarter 2016, the Company repurchased approximately 3.5 million shares for approximately $165 million, and paid cash dividends of $31 million. In the nine month ended September 30, 2016, the Company repurchased 4.7 million shares for approximately $217 million, and paid cash dividends of $90 million.

Updated Outlook for Full Year 2016*

For the full year 2016, the Company expects to achieve Net Sales of approximately $6.8 billion and Adjusted EBITDA of approximately $1.17 billion.  Currency is expected to have a negative impact of approximately $225 million on net sales and $35 million on Adjusted EBITDA.  The outlook for Adjusted EPS is expected to be approximately $2.60.  The outlook assumes an Adjusted Tax Rate of 24%.  Adjusted EPS guidance excludes the impact of special items.  The Company continues to anticipate 2016 Free Cash Flow to be approximately $550 million, including capital expenditures of approximately $275 million and cash restructuring payments of approximately $90 million.

Conference Call Information

Date:	Thursday, October 27, 2016
Time:	11:00am (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(888) 680-0878 (domestic)
(617) 213-4855 (international)
Participant Code:	72265248

A supplemental presentation accompanying the conference call will be available on the Company’s website at www.sealedair.com/investors.

Conference Call Replay Information

Dates:	Thursday, October 27, 2016 at 3:00pm (ET) through
Saturday, November 26, 2016 at 2:59pm (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(888) 286-8010 (domestic)
(617) 801-6888 (international)
Participant Code:	19315392

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2015, the Company generated revenue of approximately $7.0 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, enables a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 23,000 employees who serve customers in 169 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the "Investor Relations" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and Adjusted EPS, net sales on a “constant dollar” or “organic” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance.  In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of U.S. GAAP Net Earnings and U.S. GAAP Net Earnings Per Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Share” “Segment Information,” “Reconciliation of Non-U.S. GAAP Total Company Adjusted EBITDA to U.S. GAAP Net Earnings from Continuing Operations,” “Components of Change in Net Sales by Segment,” “Components of Changes in Net Sales by Region,” “Components of Organic Change in Net Sales by Segment,” and “Components of Organic Changes in Net Sales by Region.”  Information reconciling forward-looking non-U.S. GAAP measures to U.S. GAAP measures is not available without unreasonable effort.

*We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain special items, including gains and losses on the disposition of businesses, the ultimate outcome of certain legal or tax proceedings, foreign currency gains or losses resulting from the volatile currency market in Venezuela, and other unusual gains and losses.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the tax benefits associated with the Settlement agreement (as defined in our 2015 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, the success of the spin of the Diversey Care division and food hygiene and cleaning business, the success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the success of new product offerings, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$1,716.6	$1,746.2	$5,034.2	$5,277.6
Cost of sales(2)	1,076.6	1,109.6	3,143.5	3,327.6
Gross profit	640.0	636.6	1,890.7	1,950.0
As a % of total net sales	37.3%	36.5%	37.6%	36.9%
Selling, general and administrative expenses(2)	390.3	400.6	1,199.8	1,243.7
As a % of total net sales	22.7%	22.9%	23.8%	23.6%
Amortization expense of intangible assets acquired	23.5	21.8	72.4	67.4
Stock appreciation rights expense(3)	(0.3)	(0.4)	(0.1)	4.1
Restructuring and other charges(2)	1.6	38.4	3.5	68.0
Operating profit	224.9	176.2	615.1	566.8
Interest expense	(52.8)	(54.8)	(161.8)	(172.3)
Foreign currency exchange loss related to Venezuelan subsidiaries(4)	(0.4)	(1.0)	(3.2)	(30.7)
Charges related to Venezuelan subsidiaries(2)	—	—	(46.0)	—
Loss on debt redemption and refinancing activities(5)	(0.1)	0.6	(0.1)	(110.7)
Gain (loss) on sale of business(6)	—	(0.5)	(1.6)	28.7
Other income, net	1.2	5.5	5.7	18.4
Earnings before income tax provision	172.8	126.0	408.1	300.2
Income tax provision(7)	9.5	39.4	92.8	88.3
Effective income tax rate	5.5%	31.3%	22.7%	29.4%
Net income	$163.3	$86.6	$315.3	$211.9
Net earnings per common share(8):
Basic:(7)	$0.84	$0.43	$1.60	$1.02
Diluted:(7)	0.83	0.42	1.59	1.01
Dividends per common share	$0.16	$0.13	$0.45	$0.39
Weighted average number of common shares outstanding:
Basic	194.1	202.9	195.0	206.7
Diluted(7)	196.7	205.8	197.5	209.5

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country.  This resulted in total costs of $52.1 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $4.8 million recorded in selling, general and administrative expenses, inventory reserves of $1.0 million recorded in costs of sales and the release of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.

(3)

The remaining amount of cash-settled stock appreciation rights (“SARs”) were fully vested as of March 31, 2015. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (February 2020). The amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock.

(4)

Based on changes to the Venezuelan currency exchange rate mechanisms, in the first quarter of 2015, we changed the exchange rate we used to remeasure our Venezuelan subsidiaries’ financial statements into U.S. dollars.  Starting June 30, 2015 through to December 31, 2015, we concluded that we would use the SIMADI rate to remeasure our bolivar denominated monetary assets and liabilities since it was our only legally available option and at that time, our intent on a go-forward basis to utilize this market to settle any future transactions based on the then current facts and circumstances. As a result of this evaluation, we recorded a remeasurement loss of $1 million and $31 million in the three and nine months ended September 30, 2015, respectively.

In the first quarter of 2016, based on further changes in the Venezuelan exchange rate mechanisms whereby the SIMADI rate was eliminated and replaced by the DICOM rate, we used the DICOM rate to remeasure our bolivar denominated monetary assets and liabilities. As a result of this evaluation, the Company reported a remeasurement loss of less than $1 million and $3 million in the three and nine months ended September 30, 2016, respectively.

(5)

In June 2015, we issued $400 million of 5.5% senior notes due 2025 and €400 million of 4.5% senior notes due 2023 and used the net proceeds of these notes to retire the existing $750 million of 8.375% senior notes due 2021. The aggregate repurchase price was $866 million, which primarily included the principle amount of $750 million, premium of $99 million and accrued interest of $17 million. We recognized a total net pre-tax loss of $111 million in the three months ended June 30, 2015, which included the premiums mentioned above. Also included in the loss on debt redemption was $11 million of accelerated amortization of original non-lender fees related to the 8.375% senior notes.

(6)

In April 2015, we completed the sale of our North American foam trays and absorbent pads business for a gain of $29 million. In November 2015, we completed the sale of our European food trays business for a pre-tax loss of $13 million and reported an additional loss of $1.6 million in 2016.

(7)

The Company early adopted ASU 2016-09 on a prospective basis as required, related to the recognition of excess tax benefits to the income statement which were previously recorded in additional paid-in capital, effective January 1, 2016. This resulted in an additional 377,130 and 370,090 diluted weighted average number of common shares outstanding for the three and nine months ended September 30, 2016, respectively, and recognition of excess tax benefits of $1.8  million and $12.4 million in income tax provision for the three and nine months ended September 30, 2016, respectively. As a result, net earnings per share increased by $0.01 per share and $0.06 per share for the three and nine months ended September 30, 2016, respectively.

(8)	Net earnings per common share are calculated under the two-class method. See our Annual Report on Form 10-K for year ended December 31, 2015 for more information on the two-class method.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	September 30,	December 31,
	2016	2015(2)
Assets
Current assets:
Cash and cash equivalents	$332.8	$358.4
Trade receivables, net	779.4	758.4
Other receivables	169.2	147.5
Inventories	766.0	660.8
Assets held for sale	7.0	10.3
Other current assets	321.7	280.2
Total current assets	2,376.1	2,215.6
Property and equipment, net(2)	1,033.5	945.7
Goodwill	2,913.5	2,909.5
Intangible assets, net	741.8	784.3
Other assets, net	540.9	549.9
Total assets	$7,605.8	$7,405.0
Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$332.2	$241.9
Current portion of long-term debt	328.6	46.6
Accounts payable	823.3	675.3
Other current liabilities	799.7	843.3
Total current liabilities	2,283.8	1,807.1
Long-term debt, less current portion	4,000.7	4,266.8
Other liabilities(2)	768.5	804.0
Total liabilities	7,053.0	6,877.9
Stockholders' equity	552.8	527.1
Total liabilities and stockholders' equity	$7,605.8	$7,405.0

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

During the first quarter of 2016, the Company adopted ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”) and ASU 2015-15, Interest—Imputation of Interest (Subtopic 835-30), Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements (“ASU 2015-15”), which resulted in a decrease in other assets of $36 million and a decrease in long-term debt of $36 million as of December 31, 2015 on the Condensed Consolidated Balance Sheets. Additionally, amounts related to asset retirement obligations were recorded as of December 31, 2015. This resulted in an increase to property and equipment, net and other liabilities of $15 million.

CALCULATION OF NET DEBT (1)

	September 30,	December 31,
	2016	2015(2)

Short-term borrowings	$332.2	$241.9
Current portion of long-term debt	328.6	46.6
Long-term debt, less current portion	4,000.7	4,266.8
Total debt	4,661.5	4,555.3
Less: cash and cash equivalents	(332.8)	(358.4)
Net debt	$4,328.7	$4,196.9

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)

During the first quarter of 2016, the Company adopted ASU 2015-03 & ASU 2015-15 which resulted in a decrease in other assets of $36 million and a decrease in long-term debt of $36 million as of December 31, 2015 on the Condensed Consolidated Balance Sheets.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2016	2015
		Revised(2)
Net income	$315.3	$211.9
Adjustments to reconcile net earnings to net cash provided by operating activities(3)	309.6	353.0
Changes in:
Trade receivables, net	(58.5)	(47.0)
Inventories	(100.5)	(127.3)
Accounts payable	140.5	119.6
Settlement agreement, and related items (4)	—	235.2
Changes in all other operating assets and liabilities	(135.9)	(44.5)
Cash flow provided by operating activities(5)	470.5	700.9

Capital expenditures for property and equipment	(190.2)	(112.3)
Proceeds, net from sale of businesses	7.8	75.7
Business acquired in purchase transactions, net of cash and cash equivalents acquired	(5.8)	(25.1)
Proceeds from sales of property, equipment and other assets	0.6	32.4
Settlement of foreign currency forward contracts	(43.1)	21.5
Cash flow used in investing activities	(230.7)	(7.8)

Net proceeds from borrowings	72.7	256.8
Cash used as collateral on borrowing arrangements	1.5	(13.5)
Proceeds from cross currency swap	6.2	—
Repurchase of common stock	(217.0)	(685.7)
Payments for debt extinguishment and issuance costs	(0.1)	(108.0)
Dividends paid on common stock	(90.1)	(81.2)
Acquisition of common stock for tax withholding	(22.7)	(8.7)
Cash flow used in financing activities(5)	(249.5)	(640.3)

Effect of foreign currency exchange rates on cash and cash equivalents	(15.9)	(55.4)

Cash and cash equivalents beginning of period	$358.4	$286.4
Net change in cash and cash equivalents	(25.6)	(2.6)
Cash and cash equivalents end of period	$332.8	$283.8

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$470.5	$700.9
Capital expenditures for property and equipment	(190.2)	(112.3)
Free Cash Flow(6)	$280.3	$588.6
Settlement agreement and related items (4)	—	(235.2)
Free Cash Flow excluding Settlement agreement and related items	$280.3	$353.4

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$157.4	$169.1
Income tax payments	$93.5	$78.8
SARs payments (less amounts included in restructuring payments)	$1.9	$20.0
Restructuring payments (including associated costs)	$51.0	$71.7

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)

For the nine months ended September 30, 2015, certain amounts related to the settlement of a net investment hedge and foreign currency gains and losses were misclassified on the Condensed Consolidated Statement of Cash Flows.  The reclassification of these items in the Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2015 resulted in an increase in cash provided by operating activities of $22.3 million, a decrease to cash provided by investing activities of $14.7 million, and an decrease of $7.6 million due to the effect of foreign currency exchange rate changes on cash.

Additionally, certain amounts related to compensating balance arrangements were misclassified in the Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Cash Flows. The reclassification resulted in $15 million decrease in financing activities, $36 million decrease in Cash and cash equivalents beginning of period, and $49 million decrease in Cash and cash equivalents end of period.

(3)

2016 primarily consists of depreciation and amortization of $161 million, share based compensation expense of $45 million, profit sharing expense of $30 million, charges related to ceasing operations in Venezuela of $46 million, a remeasurement loss of $3 million and loss on sale of businesses of $2 million. 2015 primarily consists of loss on bond redemption of $111 million, depreciation and amortization of $162 million, share-based compensation expense of $49 million, and a remeasurement loss of $31 million partially offset by a gain on sale of business of $36 million.

(4)	During the first quarter of 2015, the Company received the tax refund of $235 million related to the payment of funds in connection with the Settlement agreement payment.
(5)

The Company early adopted ASU 2016-09 on a retrospective basis related to the classification of excess tax benefits on the Statement of Cash Flows, effective January 1, 2016, which resulted in an increase in operating cash flow of $6.8 million and a decrease in financing activities of $6.8 million for the nine months ended September 30, 2016. There was not a material impact on the nine months ended September 30, 2015.

(6)

Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP NET EARNINGS AND U.S. GAAP NET EARNINGS PER COMMON SHARE TO

NON-U.S. GAAP ADJUSTED NET EARNINGS AND NON-U.S. GAAP ADJUSTED NET EARNINGS PER COMMON SHARE(1)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Net		Net		Net		Net
(In millions, except per share data)	Earnings	EPS	Earnings	EPS	Earnings	EPS	Earnings	EPS
U.S. GAAP net earnings and EPS available to common stockholders (2)	$163.3	$0.83	$86.6	$0.42	$315.3	$1.59	$211.9	$1.01
Special items(3)	(24.2)	(0.12)	56.6	0.28	61.5	0.32	173.1	0.83
Non-U.S. GAAP adjusted net earnings and adjusted EPS available to common stockholders	$139.1	$0.71	$143.2	$0.70	$376.8	$1.91	$385.0	$1.84
Weighted average number of common shares outstanding - Diluted		196.7		205.8		197.5		209.5

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)	Net earnings per common share is calculated under the two-class method.
(3)	Special items include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2016	2015	2016	2015
Special Items:
Restructuring and other charges(1)	$(1.6)	$(38.4)	$(3.2)	$(68.0)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(6.0)	(13.0)	(17.3)	(32.2)
SARs	0.3	0.4	0.1	(4.1)
Foreign currency exchange loss related to Venezuelan subsidiaries	(0.4)	(1.0)	(3.2)	(30.7)
Charges related to ceasing operations in Venezuela(1)	—	—	(52.1)	—
Loss on debt redemption and refinancing activities	(0.1)	0.6	(0.1)	(110.7)
(Loss) gain on sale of North American foam trays and absorbent pads business and European food trays business	—	(0.5)	(1.6)	28.7
(Loss) gain related to the sale of other businesses, investments and property, plant and equipment	0.6	0.2	(1.5)	9.0
Other special items(2)	(0.9)	1.3	(0.7)	(0.4)
Pre-tax impact of special items	(8.1)	(50.4)	(79.6)	(208.4)
Tax impact of special items and tax special items(3)	32.3	(6.2)	18.1	35.3
Net impact of special items	$24.2	$(56.6)	$(61.5)	$(173.1)
Weighted average number of common shares outstanding - Diluted	196.7	205.8	197.5	209.5
Earnings per share impact from special items	$0.12	$(0.28)	$(0.32)	$(0.83)

(1)

Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country. Refer to note 2 on the Condensed Consolidated Statement of Operations above.

(2)

Other special items for the three and nine months ended September 30, 2016 primarily included a reduction in a non-income tax reserve following the completion of a governmental audit partially offset by legal fees associated with restructuring and acquisitions. Other special items for the three and nine months ended September 30, 2015 primarily included legal fees associated with restructuring and acquisitions.

(3)

For the three and nine months ended September 30, 2016, the special tax items including the release of certain tax reserves recorded at the time of the Diversey Holdings, Inc. acquisition, for which the statute of limitations had expired. For the three and nine months ended

September 30, 2015, the special tax items including the release of certain tax reserves recorded at the time of the Diversey Holdings, Inc. acquisition, for which the statute of limitations had expired and the Grace settlement.

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2016	2015	2016	2015
U.S. GAAP Earnings before income tax provision	$172.8	$126.0	$408.1	$300.2
Pre-tax impact of special items	(8.1)	(50.4)	(79.6)	(208.4)
Non-U.S. GAAP Adjusted Earnings before income tax provision	$180.9	$176.4	$487.7	$508.6

U.S. GAAP Income tax (benefit) provision	$9.5	$39.4	$92.8	$88.3
Tax impact of special items	32.3	(6.2)	18.1	35.3
Non-U.S. GAAP Adjusted Income tax (benefit) provision	$41.8	$33.2	$110.9	$123.6

U.S. GAAP Effective income tax rate	5.5%	31.3%	22.7%	29.4%
Non-U.S. GAAP Adjusted income tax rate	23.1%	18.8%	22.7%	24.3%

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT INFORMATION(1)

(Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2016	2015(2)	Change	2016	2015(2)	Change

Net Sales:
Food Care	$814.6	$836.4	(2.6)%	$2,381.6	$2,562.8	(7.1)%
As a % of Total Company net sales	47.5%	47.9%		47.3%	48.6%
Diversey Care	497.4	501.8	(0.8)%	1,470.7	1,504.7	(2.3)%
As a % of Total Company net sales	29.0%	28.7%		29.2%	28.5%
Product Care	388.6	389.3	(0.2)%	1,130.0	1,153.1	(2.0)%
As a % of Total Company net sales	22.6%	22.3%		22.4%	21.8%
Other	16.0	18.7	(14.4)%	51.9	57.0	(8.9)%
Total Company Net Sales	$1,716.6	$1,746.2	(1.7)%	$5,034.2	$5,277.6	(4.6)%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2016	2015(2)	Change	2016	2015(2)	Change

Adjusted EBITDA:
Food Care	$172.5	$168.4	2.4%	$483.1	$532.6	(9.3)%
Adjusted EBITDA Margin	21.2%	20.1%		20.3%	20.8%
Diversey Care	64.6	66.4	(2.7)%	187.1	176.5	6.0%
Adjusted EBITDA Margin	13.0%	13.2%		12.7%	11.7%
Product Care	88.2	81.9	7.7%	244.1	237.9	2.6%
Adjusted EBITDA Margin	22.7%	21.0%		21.6%	20.6%
Other	(21.4)	(16.7)	28.1%	(61.7)	(55.2)	11.8%
Non-U.S. GAAP Total Company Adjusted EBITDA	$303.9	$300.0	1.3%	$852.6	$891.8	(4.4)%
Adjusted EBITDA Margin	17.7%	17.2%		16.9%	16.9%

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)

As of January 1, 2016, our Kevothermal business was moved from Other to our Product Care Segment. This resulted in a reclassification of $4.6 million of net sales and $0.9 million of adjusted EBITDA for the three months ended September 30, 2015 and $10.3 million of net sales and $2.3 million of adjusted EBITDA for the nine months ended September 30, 2015.

SEALED AIR CORPORATION

SEGMENT INFORMATION – CONTINUED

SUPPLEMENTARY INFORMATION(1)

RECONCILIATION OF NON-U.S. GAAP TOTAL COMPANY ADJUSTED EBITDA TO

U.S. GAAP NET EARNINGS FROM CONTINUING OPERATIONS

(Unaudited)

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Non-U.S. GAAP Total Company Adjusted EBITDA	$303.9	$300.0	$852.6	$891.8
Depreciation and amortization (2)(4)	(70.2)	(68.7)	(208.0)	(211.1)
Special items:
Accelerated depreciation of non-strategic assets related to restructuring programs	—	(0.1)	0.1	0.2
Accelerated depreciation and amortization of fixed assets and intangible assets for Venezuelan subsidiaries(2)	—	—	4.8	—
Restructuring and other charges(2)(5)	(1.6)	(38.4)	(3.2)	(68.0)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(6.0)	(13.0)	(17.3)	(32.2)
SARs	0.3	0.4	0.1	(4.1)
Foreign currency exchange loss related to Venezuelan subsidiaries	(0.4)	(1.0)	(3.2)	(30.7)
Charges related to ceasing operations in Venezuela(2)	—	—	(52.1)	—
Loss on debt redemption and refinancing activities	(0.1)	0.6	(0.1)	(110.7)
(Loss) gain on sale of North America foam trays and absorbent pads business and European food trays business	—	(0.5)	(1.6)	28.7
(Loss) gain related to the sale of other businesses, investments and property, plant and equipment	0.6	0.9	(1.5)	9.7
Other(3)	(0.9)	0.6	(0.7)	(1.1)
Interest expense	(52.8)	(54.8)	(161.8)	(172.3)
Income tax provision	9.5	39.4	92.8	88.3
U.S. GAAP net income	$163.3	$86.6	$315.3	$211.9

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country.  Refer to note 2 on the Condensed Consolidated Statement of Operations above.

(3)

Other special items for the three and nine months ended September 30, 2016 primarily included a reduction in a non-income tax reserve following the completion of a governmental audit partially offset by legal fees associated with restructuring and acquisitions. Other special items for the three and nine months ended September 30, 2015 primarily included legal fees associated with restructuring and acquisitions.

(4)	Depreciation and amortization by segment are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Food Care	$25.7	$26.6	$75.9	$81.8
Diversey Care	23.9	25.7	71.9	77.0
Product Care	9.7	9.3	28.6	28.8
Other	10.9	7.1	31.6	23.5
Total Company depreciation and amortization(1)	$70.2	$68.7	$208.0	$211.1

(1)

Includes share-based incentive compensation of $15.6 million and $46.8 million for the three and nine months ended September 30, 2016 and $15.9 million and $49.1 million for the three and nine months ended September 30, 2015, respectively.

(5)	Restructuring and other charges by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Food Care	$0.8	$15.4	$1.5	$29.5
Diversey Care	0.4	16.0	0.9	25.5
Product Care	0.3	6.7	0.7	12.6
Other	0.1	0.3	0.1	0.4
Total Company restructuring and other charges(1)	$1.6	$38.4	$3.2	$68.0

(1)	For the nine months ended September 30, 2016, restructuring and other charges excludes $0.3 million related to severance and termination benefits for employees in our Venezuelan subsidiaries.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

	Three Months Ended September 30, (Unaudited)
(In millions)	Food Care		Diversey Care		Product Care(4)		Other(4)		Total Company
2015 Net Sales	$836.4		$501.8		$389.3		$18.7		$1,746.2

Volume - Units	(0.6)	(0.1)%	(6.5)	(1.3)%	10.1	2.6%	(2.3)	(12.3)%	0.7	—%
Price/mix (2)	10.5	1.3%	13.8	2.8%	(9.0)	(2.3)%	(0.3)	(1.6)%	15.0	0.9%
Divestitures	(14.7)	(1.8)%	—	—%	—	—%	—	—%	(14.7)	(0.8)%
Total constant dollar change (Non-U.S. GAAP)(3)	(4.8)	(0.6)%	7.3	1.5%	1.1	0.3%	(2.6)	(13.9)%	1.0	0.1%
Foreign currency translation	(17.0)	(2.0)%	(11.7)	(2.3)%	(1.8)	(0.5)%	(0.1)	(0.5)%	(30.6)	(1.8)%
Total change (U.S. GAAP)	(21.8)	(2.6)%	(4.4)	(0.8)%	(0.7)	(0.2)%	(2.7)	(14.4)%	(29.6)	(1.7)%

2016 Net Sales	$814.6		$497.4		$388.6		$16.0		$1,716.6

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY SEGMENT(1)

	Three Months Ended September 30, (Unaudited)
(In millions)	Food Care		Diversey Care		Product Care(4)		Other(4)		Total Company
2015 Net Sales	$836.4		$501.8		$389.3		$18.7		$1,746.2
Less: Divestitures	(14.7)		—		—		—		(14.7)
2015 Net Sales, Excluding Divestitures (Non-US GAAP)	821.7		501.8		389.3		18.7		1,731.5

Volume - Units	(0.6)	(0.1)%	(6.5)	(1.3)%	10.1	2.6%	(2.3)	(12.3)%	0.7	—%
Price/mix (2)	10.5	1.3%	13.8	2.8%	(9.0)	(2.3)%	(0.3)	(1.6)%	15.0	0.9%
Total Organic change (Non-US GAAP) (3)	9.9	1.2%	7.3	1.5%	1.1	0.3%	(2.6)	(13.9)%	15.7	0.9%
Foreign Currency Translation	(17.0)	(2.0)%	(11.7)	(2.3)%	(1.8)	(0.5)%	(0.1)	(0.5)%	(30.6)	(1.8)%
Total change (Non-US GAAP)	(7.1)	(0.8)%	(4.4)	(0.8)%	(0.7)	(0.2)%	(2.7)	(14.4)%	(14.9)	(0.9)%

2016 Net Sales	$814.6		$497.4		$388.6		$16.0		$1,716.6

________________________

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)

Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(3)

Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

(4)

As of January 1, 2016, our Kevothermal business was moved from Other to our Product Care division. This resulted in a reclassification of $4.6 million of net sales and $0.9 million of adjusted EBITDA for the three months ended September 30, 2015.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

	Nine Months Ended September 30, (Unaudited)
	Food Care		Diversey Care		Product Care(4)		Other(4)		Total
2015 Net Sales	$2,562.8		$1,504.7		$1,153.1		$57.0		$5,277.6

Volume - Units	17.8	0.7%	(5.2)	(0.3)%	15.3	1.3%	(4.2)	(7.4)%	23.7	0.4%
Price/mix (2)	20.1	0.8%	32.2	2.1%	(21.2)	(1.8)%	0.8	1.3%	31.9	0.6%
Divestitures	(96.6)	(3.8)%	—	—%	—	—%	—	—%	(96.6)	(1.8)%
Total constant dollar change (Non-U.S. GAAP)(3)	(58.7)	(2.3)%	27.0	1.8%	(5.9)	(0.5)%	(3.4)	(6.1)%	(41.0)	(0.8)%
Foreign currency translation	(122.5)	(4.8)%	(61.0)	(4.1)%	(17.2)	(1.5)%	(1.7)	(2.8)%	(202.4)	(3.8)%
Total change (U.S. GAAP)	(181.2)	(7.1)%	(34.0)	(2.3)%	(23.1)	(2.0)%	(5.1)	(8.9)%	(243.4)	(4.6)%

2016 Net Sales	$2,381.6		$1,470.7		$1,130.0		$51.9		$5,034.2

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY SEGMENT(1)

	Nine Months Ended September 30, (Unaudited)
(In millions)	Food Care		Diversey Care		Product Care(4)		Other(4)		Total Company
2015 Net Sales	$2,562.8		$1,504.7		$1,153.1		$57.0		$5,277.6
Less: Divestitures	(96.6)		—		—		—		(96.6)
2015 Net Sales, Excluding Divestitures (Non-US GAAP)	2,466.2		1,504.7		1,153.1		57.0		5,181.0

Volume - Units	17.8	0.7%	(5.2)	(0.3)%	15.3	1.3%	(4.2)	(7.4)%	23.7	0.5%
Price/mix (2)	20.1	0.8%	32.2	2.1%	(21.2)	(1.8)%	0.8	1.3%	31.9	0.6%
Total Organic change (Non-US GAAP) (3)	37.9	1.5%	27.0	1.8%	(5.9)	(0.5)%	(3.4)	(6.1)%	55.6	1.1%
Foreign Currency Translation	(122.5)	(4.8)%	(61.0)	(4.1)%	(17.2)	(1.5)%	(1.7)	(2.8)%	(202.4)	(3.8)%
Total change (Non-US GAAP)	(84.6)	(3.3)%	(34.0)	(2.3)%	(23.1)	(2.0)%	(5.1)	(8.9)%	(146.8)	(2.7)%

2016 Net Sales	$2,381.6		$1,470.7		$1,130.0		$51.9		$5,034.2

________________________

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)

Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(3)

Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

(4)

As of January 1, 2016, our Kevothermal business was moved from Other to our Product Care division. This resulted in a reclassification of $10.3 million of net sales and $2.3 million of adjusted EBITDA for the nine months ended September 30, 2015.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

	Three Months Ended September 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$726.4		$605.9		$165.8		$248.1		$1,746.2

Volume - Units	27.3	3.8%	(7.5)	(1.2)%	(10.2)	(6.2)%	(8.9)	(3.6)%	0.7	—%
Price/mix	(15.7)	(2.2)%	4.8	0.8%	24.7	14.9%	1.2	0.5%	15.0	0.9%
Divestitures	—	—%	(14.7)	(2.4)%	—	—%	—	—%	(14.7)	(0.8)%
Total constant dollar change (Non-U.S. GAAP)	11.6	1.6%	(17.4)	(2.8)%	14.5	8.7%	(7.7)	(3.1)%	1.0	0.1%
Foreign currency translation	0.3	—%	(17.8)	(3.0)%	(19.2)	(11.6)%	6.1	2.5%	(30.6)	(1.8)%
Total change (U.S. GAAP)	11.9	1.6%	(35.2)	(5.8)%	(4.7)	(2.9)%	(1.6)	(0.6)%	(29.6)	(1.7)%

2016 Net Sales	$738.3		$570.7		$161.1		$246.5		$1,716.6

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY REGION(1)

	Three Months Ended September 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$726.4		$605.9		$165.8		$248.1		$1,746.2
Less: Divestitures	—		(14.7)		—		—		(14.7)
2015 Net Sales, Excluding Divestitures (Non-US GAAP)	726.4		591.2		165.8		248.1		1,731.5

Volume - Units	27.3	3.8%	(7.5)	(1.3)%	(10.2)	(6.2)%	(8.9)	(3.6)%	0.7	—%
Price/mix	(15.7)	(2.2)%	4.8	0.8%	24.7	14.9%	1.2	0.5%	15.0	0.9%
Total Organic change (Non-US GAAP) (4)	11.6	1.6%	(2.7)	(0.5)%	14.5	8.7%	(7.7)	(3.1)%	15.7	0.9%
Foreign Currency Translation	0.3	—%	(17.8)	(3.0)%	(19.2)	(11.6)%	6.1	2.5%	(30.6)	(1.8)%
Total change (Non-US GAAP)	11.9	1.6%	(20.5)	(3.5)%	(4.7)	(2.9)%	(1.6)	(0.6)%	(14.9)	(0.9)%

2016 Net Sales	$738.3		$570.7		$161.1		$246.5		$1,716.6

      ________________________

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)	EMEA consists of Europe, Middle East, Africa and Turkey.
(3)	APAC refers collectively to our Asia Pacific region. This region consists of i) Greater China, ii) India/Southeast Asia and iii) Australia, New Zealand, Japan and Korea.
(4)

Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

	Nine Months Ended September 30, (Unaudited)
	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$2,202.5		$1,803.8		$524.7		$746.6		$5,277.6

Volume - Units	43.1	2.0%	15.1	0.8%	(27.0)	(5.1)%	(7.5)	(1.0)%	23.7	0.4%
Price/mix	(60.8)	(2.8)%	16.6	0.9%	72.7	13.9%	3.4	0.5%	31.9	0.6%
Divestitures	(52.9)	(2.4)	(43.7)	(2.4)%	—	—%	—	—%	(96.6)	(1.8)%
Total constant dollar change (Non-U.S. GAAP)	(70.6)	(3.2)%	(12.0)	(0.7)%	45.7	8.8%	(4.1)	(0.5)%	(41.0)	(0.8)%
Foreign currency translation	(9.3)	(0.4)%	(66.1)	(3.8)%	(104.3)	(19.9)%	(22.7)	(3.1)%	(202.4)	(3.8)%
Total change (U.S. GAAP)	(79.9)	(3.6)%	(78.1)	(4.5)%	(58.6)	(11.1)%	(26.8)	(3.6)%	(243.4)	(4.6)%

2016 Net Sales	$2,122.6		$1,725.7		$466.1		$719.8		$5,034.2

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY REGION(1)

	Nine Months Ended September 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$2,202.5		$1,803.8		$524.7		$746.6		$5,277.6
Less: Divestitures	(52.9)		(43.7)		—		—		(96.6)
2015 Net Sales, Excluding Divestitures (Non-US GAAP)	2,149.6		1,760.1		524.7		746.6		5,181.0

Volume - Units	43.1	2.0%	15.1	0.9%	(27.0)	(5.1)%	(7.5)	(1.0)%	23.7	0.5%
Price/mix	(60.8)	(2.8)%	16.6	0.9%	72.7	13.9%	3.4	0.5%	31.9	0.6%
Total Organic change (Non-US GAAP) (4)	(17.7)	(0.8)%	31.7	1.8%	45.7	8.8%	(4.1)	(0.5)%	55.6	1.1%
Foreign Currency Translation	(9.3)	(0.4)%	(66.1)	(3.8)%	(104.3)	(19.9)%	(22.7)	(3.1)%	(202.4)	(3.8)%
Total change (Non-US GAAP)	(27.0)	(1.2)%	(34.4)	(2.0)%	(58.6)	(11.1)%	(26.8)	(3.6)%	(146.8)	(2.7)%

2016 Net Sales	$2,122.6		$1,725.7		$466.1		$719.8		$5,034.2

      ________________________

(1)

The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q  with the Securities and Exchange Commission.

(2)	EMEA consists of Europe, Middle East, Africa and Turkey.
(3)	APAC refers collectively to our Asia Pacific region. This region consists of i) Greater China, ii) India/Southeast Asia and iii) Australia, New Zealand, Japan and Korea.
(4)

Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.